Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the financial statements of M3-Brigade Acquisition III Corp. included in the Registration Statement on Form F-1 of Greenfire Resources Ltd. (No. 333-275129) filed with the Securities and Exchange Commission. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

New York, NY

February 14, 2024